UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 6, 2005

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 Eagleview Boulevard, Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On December 6, 2005, ViroPharma Incorporated (the “Company”) entered into an Underwriting Agreement (including a Pricing Agreement attached as an exhibit thereto) with the several underwriters named therein, for whom Goldman Sachs & Co. is acting as the representative (collectively, the “Underwriters”), relating to a public offering of up to 10,350,000 shares (including 1,350,000 shares to be offered pursuant to an over-allotment option) (the “Shares”) of the Company’s common stock, par value $0.002 per share. The price to the public is $16.7500 per share and the Underwriters have agreed to purchase the shares from the Company at $15.8288 per share. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-64482) initially filed with the Securities and Exchange Commission on July 3, 2001, a preliminary prospectus supplement relating to the Shares dated November 29, 2005 and a prospectus supplement relating to the Shares dated December 6, 2005. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report, and the foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such Exhibit, which is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

The Company’s press release announcing the pricing of the public offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibit No.	Description
	1.1	Underwriting Agreement dated December 6, 2005

	5.1	Opinion of Pepper Hamilton LLP

	23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 above)

	99.1	Press Release dated December 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: December 7, 2005	By:	/s/ THOMAS F. DOYLE
Thomas F. Doyle
Vice President, General Counsel and Secretary

Index of Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated December 6, 2005

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 above)

99.1	Press Release dated December 7, 2005